Exhibit 99.1

Lynn Pieper Investor Relations +1 (415) 202-5678 Lynn.pieper@westwicke.com	Rebecca Phillips Public Relations Manager +1 (408) 716-4773 rphillips@accuray.com

Accuray Announces Results for Fourth Quarter and Fiscal Year 2013

Continued Momentum in New Order Activity and Backlog

Provides Guidance for Fiscal 2014

SUNNYVALE, Calif., August 27, 2013 — Accuray Incorporated (Nasdaq: ARAY) announced today financial results for the fourth quarter and fiscal year ended June 30, 2013. Non-GAAP results are provided to enhance understanding of Accuray’s ongoing core results of operations.

Accuray announced continued strength in new orders booked in the fourth quarter and first patients treated in the United States with the new CyberKnife® M6™ and TomoTherapy® H™ Series Systems as well as continued financial discipline, operating expense control and decreased operating losses.

 “This was the second quarter in which we have shown growth and improvement in new order volume, driven by the actions we have taken to improve the commercial focus and execution of our business. I am encouraged that while we have seen improved commercial momentum, at the same time we have also reduced operating expenses, resulting in significantly lower operating losses and cash usage,” said Joshua H. Levine, president and chief executive officer of Accuray.

Accuray also announced that based on final results from extensive durability testing, the Company is pursuing alternative manufacturing strategies for the InCise™ multileaf collimator (MLC) option on the CyberKnife M6 System. “Despite delays surrounding the initial shipment of our MLC, we are encouraged by feedback that the expanded feature set and functionality of our CyberKnife M6 System is driving improved clinical benefits for patients and economic value for our customers,” said Joshua H. Levine, president and chief executive officer of Accuray.

Financial Highlights

Gross new product orders totaled $71.6 million during the fourth quarter of fiscal 2013, up $17.8 million or 33% from $53.8 million during the third quarter of fiscal 2013. Net new product orders totaled $58.1 million during the fourth quarter of fiscal 2013, up $14.0 million or 32% from $44.1 million during the third quarter of fiscal 2013. Ending product backlog of $317.4 million was 7% higher than $297.9 million at the end of the previous quarter, and 12% higher than $283.6 million at the end of the prior year fourth quarter.

During the fourth quarter of fiscal 2013, 14 units were shipped and 15 were installed, increasing Accuray’s worldwide installed base to 700 systems.

For the fourth quarter of fiscal 2013 Accuray reported total consolidated GAAP and non-GAAP revenue of $84.9 million. By comparison, for the fourth quarter of fiscal 2012, total GAAP revenue was $100.5 million and total non-GAAP revenue was $101.1 million. On a non-GAAP basis, product revenue was down by 36.6 percent from the same quarter of the prior year.

The consolidated GAAP gross margin for the fourth quarter of fiscal 2013 was 36.4 percent for products and 28.6 percent for services, compared to 46.2 percent for products and 21.6 percent for services, respectively, for the fourth quarter of the prior year. The consolidated non-GAAP gross margin for the fourth quarter of fiscal 2013 was 41.7 percent for products and 28.7 percent for service, compared to 52.8 percent and 19.9 percent, respectively, for the fourth quarter of the prior year. While we expect the underlying positive trend in our service gross margin to continue, we are likely to experience quarterly fluctuations as in past quarters.

During the second, third and fourth quarters of fiscal 2013, operating expenses included $4.0 million, $4.9 million, and $0.2 million, respectively, of severance and facilities consolidation costs related to our restructuring. Excluding these charges related to our restructuring, ongoing non-GAAP operating expenses totaled $39.4 million in the fourth quarter compared to $50.1 million in the fourth quarter of the prior year which demonstrates significant progress towards our goal of reducing non-GAAP operating expenses to approximately $40 million per quarter during fiscal year 2014 with some expected quarterly fluctuations.

Consolidated GAAP net loss attributable to stockholders for the fourth quarter of fiscal 2013 was $18.7 million, or $0.25 per share, compared to $20.3 million or $0.28 per share for the fourth quarter of the prior year. Non-GAAP net loss for the fourth quarter of fiscal 2013 was $15.1 million or $0.20 per share compared to $14.2 million or $0.20 per share for the fourth quarter of the prior year.

Accuray’s cash, cash equivalents, investments and restricted cash totaled $177.1 million as of June 30, 2013.

Outlook

Accuray management projects total revenue for fiscal 2014 of $325 million to $345 million on both a GAAP and non-GAAP basis.

Additional Information

Additional information including slides of fourth quarter and year end highlights, which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com/investors.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Tuesday, August 27, 2013 at 2:00 p.m. PDT/5:00 p.m. EDT. The conference call dial-in numbers are 1-877-415-3183 (USA) or 1-857-244-7326 (International), Conference ID: 43627074.  A live webcast of the call will also be available from the Investor Relations section of the corporate website at www.accuray.com/investors.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 49814037, beginning at 4:00 p.m. PDT/7:00 p.m. EDT on August 27, 2013 and will be available through September 3, 2013. A webcast replay will also be available from the Investor Relations section of the Company’s website at www.accuray.com/investors from approximately 5:00 p.m. PDT/8:00 p.m. EDT today through Accuray’s release of its results for the first quarter of fiscal 2014, ending September 30, 2013.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to total revenue and operating expenses; delays in the shipment of the MLC options; and expectation of the continuation of the positive trend in our service gross margin. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the introduction of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K to be filed on or before September 13, 2013, and our other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Years Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net revenue:
Products	$38,582	$60,621	$137,403	$240,472
Services	46,318	39,463	178,571	166,681
Other	—	449	—	2,070
Total net revenue	84,900	100,533	315,974	409,223
Cost of revenue:
Cost of products	24,522	32,606	85,498	136,180
Cost of services	33,093	30,936	132,836	134,562
Cost of other	—	501	—	1,209
Total cost of revenue	57,615	64,043	218,334	271,951
Gross profit	27,285	36,490	97,640	137,272
Operating expenses:
Selling and marketing	13,076	14,500	54,372	54,547
Research and development	14,687	21,488	66,197	81,287
General and administrative	12,247	15,625	57,726	57,672
Total operating expenses	40,010	51,613	178,295	193,506
Loss from operations	(12,725)	(15,123)	(80,655)	(56,234)
Other expense, net	(4,284)	(4,447)	(13,133)	(12,521)
Loss before provision for income taxes	(17,009)	(19,570)	(93,788)	(68,755)
Provision for income taxes	1,706	443	3,573	2,595
Loss from continuing operations	(18,715)	(20,013)	(97,361)	(71,350)

Loss from discontinued operations:
Loss from operations of a discontinued variable interest entity	—	(1,633)	(3,505)	(7,103)
Impairment of indefinite lived intangible asset of discontinued variable interest entity	—	—	(12,200)	—
Loss from deconsolidation of a variable interest entity	—	—	(3,442)	—
Loss from discontinued operations, net of tax	—	(1,633)	(19,147)	(7,103)
Loss from discontinued operations attributable to non-controlling interest	—	(1,382)	(13,289)	(6,411)
Loss from discontinued operations attributable to stockholders	—	(251)	(5,858)	(692)

Net loss attributable to stockholders	$(18,715)	$(20,264)	$(103,219)	$(72,042)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.25)	$(0.28)	$(1.33)	$(1.01)
Basic and diluted - discontinued operations	$—	$(0.00)	$(0.08)	$(0.01)
Basic and diluted - net loss	$(0.25)	$(0.28)	$(1.41)	$(1.02)
Weighted average common shares used in computing loss per share
Basic and diluted	74,270	71,473	73,281	70,887

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$455	$401	$1,498	$1,672
Selling and marketing	$318	$184	$1,121	$729
Research and development	$494	$667	$1,949	$2,340
General and administrative	$830	$905	$3,648	$3,717

Accuray Incorporated

Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	June 30,
	2013	2012
	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents and investments	$174,397	$143,504
Restricted cash	2,728	1,560
Accounts receivable, net of allowance for doubtful accounts	55,458	67,890
Inventories	81,592	81,693
Prepaid expenses and other current assets	12,595	16,715
Deferred cost of revenue - current	9,165	4,896
Total current assets	335,935	316,258
Property and equipment, net	34,733	37,458
Goodwill	59,368	59,215
Intangible assets, net	31,896	49,819
Deferred cost of revenue - noncurrent	2,149	2,433
Other assets	11,848	7,987
Total assets	$475,929	$473,170
Liabilities and equity
Current liabilities:
Accounts payable	$15,920	$18,209
Accrued compensation	12,461	23,071
Other accrued liabilities	22,893	31,646
Customer advances - current	17,692	18,177
Deferred revenue - current	86,893	83,071
Total current liabilities	155,859	174,174
Long-term liabilities:
Long-term other liabilities	5,382	5,988
Deferred revenue - noncurrent	9,085	9,675
Long-term debt	198,768	79,466
Total liabilities	369,094	269,303
Equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 200,000,000 and 100,000,000 shares June 30, 2013 and June 30, 2012, respectively; issued and outstanding: 74,587,231 and 71,864,268 shares at June 30, 2013 and 2012, respectively	75	72
Additional paid-in capital	424,524	409,143
Accumulated other comprehensive income	1,882	2,837
Accumulated deficit	(319,646)	(216,427)
Total stockholders’ equity	106,835	195,625
Non-controlling interest	—	8,242
Total equity	106,835	203,867
Total liabilities and equity	$475,929	$473,170

Revenue

	Three months ended June 30,				Three months ended June 30,				Year ended June 30,				Years ended June 30,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$38,582	$30	(A)	$38,612	$60,621	$315	(A)	$60,936	$137,403	$378	(A)	$137,781	$240,472	$2,141	(A)	$242,613
Services	46,318	(4	)(B)	46,314	39,463	244	(B)	39,707	178,571	(113	)(B)	178,458	166,681	(10,065	)(B)	156,616
Other	—	—		—	449	—		449	—	—		—	2,070	—		2,070
Total	$84,900	$26		$84,926	$100,533	$559		$101,092	$315,974	$265		$316,239	$409,223	$(7,924)		$401,299

(A)       As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, during the three months ended June 30, 2013 and 2012, product revenue recorded by Accuray for the sale of TomoTherapy products was less than $0.1 million and $0.3 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.  For the years ended June 30, 2013 and 2012, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.4 million and $2.1 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)      As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue recognized by Accuray during the three months ended June 30, 2013 and 2012 was less than $0.1 million and $0.8 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred. Partially offsetting this deferred revenue adjustment for the three months ended June 30, 2012, Accuray recorded a reserve for returns of $1.0 million to reflect the expected return of spare parts from TomoTherapy distributors who will cease servicing TomoTherapy systems once the integration is complete and Accuray personnel begin to provide service directly to these customers. For the years ended June 30, 2013 and 2012, deferred service revenue recognized was $0.1 million and $11.5 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred. Partially offsetting the $11.5 million deferred revenue adjustment for the year ended June 30, 2012, Accuray recorded a reserve for returns of $1.4 million to reflect the expected return of spare parts from TomoTherapy distributors who will cease servicing TomoTherapy systems once the integration is complete and Accuray personnel begin to provide service directly to these customers.

Cost of Revenue

	Three months ended June 30,				Three months ended June 30,				Year ended June 30,				Years ended June 30,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$24,522	$(2,023	)(C)	$22,499	$32,606	$(3,818	)(C)	$28,788	$85,498	$(9,649	)(C)	$75,849	$136,180	$(23,796	)(C)	$112,384
Services	33,093	(48	)(D)	33,045	30,936	875	(D)	31,811	132,836	(55	)(D)	132,781	134,562	(1,655	)(D)	132,907
Other	—	—		—	501	—		501	—	—		—	1,209	—		1,209
Total	$57,615	$(2,071)		$55,544	$64,043	$(2,943)		$61,100	$218,334	$(9,704)		$208,630	$271,951	$(25,451)		$246,500

(C)       Products cost of revenue included the following charges arising from the acquisitions of TomoTherapy and Morphormics: $2.0 million and $3.8 million, respectively, during the three months ended June 30, 2013 and 2012 and $9.6 million and $15.3 million for the years ended June 30, 2013 and 2012 respectively, for the amortization of intangible assets created by the acquisitions. For the year ended June 30, 2012, products cost of revenue also included $8.3 million due to the write up of finished goods and work-in-process inventory on hand at the time of the acquisition of TomoTherapy from cost basis to fair value and $0.2 million due to employee severance and retention expenses.

(D)       Services cost of revenue included the following adjustments to expenses arising from the acquisition of TomoTherapy during the three and twelve months ended June 30, 2013: less than $0.1 million and $0.3 million charges for property, plant and equipment revaluation; less than $(0.1) million and $(0.4) million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves, both of which were related to service provided during the periods. Service cost of revenues also included $0.1 million and $0.2 million of charges during the three and twelve months ended June 30, 2013 due to employee severance and retention. For the three and twelve months ended June 30, 2012: $-0- and $3.6 million charge due to the write up of service related inventory on hand at the time of the acquisition of TomoTherapy from cost basis to fair value, $(0.4) million and $(3.5) million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves for the periods of service consumed, $0.1 million and $0.4 million charges for property, plant and equipment revaluation, less than $0.1 million and $1.9 million charges due to employee severance, integration and retention expenses, and $(0.6) million and $(0.8) million of credits to reflect the cost of spare parts expected to be returned by TomoTherapy distributors who will cease servicing TomoTherapy systems once the integration is complete and Accuray personnel begin to provide service directly to these customers.

Gross Profit

	Three months ended June 30,			Three months ended June 30,			Year ended June 30,			Years ended June 30,
	2013	2013	2013	2012	2012	2012	2013	2013	2013	2012	2012	2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	$14,060	$2,053	$16,113	$28,015	$4,133	$32,148	$51,905	$10,027	$61,932	$104,292	$25,937	$130,229
Services	13,225	44	13,269	8,527	(631)	7,896	45,735	(58)	45,677	32,119	(8,410)	23,709
Other	—	—	—	(52)	—	(52)	—	—	—	861	—	861
Total	$27,285	$2,097	$29,382	$36,490	$3,502	$39,992	$97,640	$9,969	$107,609	$137,272	$17,527	$154,799

Gross Profit Margin

	Three months ended June 30,			Three months ended June 30,			Year ended June 30,			Years ended June 30,
	2013	2013	2013	2012	2012	2012	2013	2013	2013	2012	2012	2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	36.4%	5.3%	41.7%	46.2%	6.6%	52.8%	37.8%	7.1%	44.9%	43.4%	10.3%	53.7%
Services	28.6%	0.1%	28.7%	21.6%	(1.7)%	19.9%	25.6%	0.0%	25.6%	19.3%	(4.2)%	15.1%
Other	—	—	—	(11.6)%	0.0%	(11.6)%	—	—	—	41.6%	0.0%	41.6%
Total	32.1%	2.5%	34.6%	36.3%	3.3%	39.6%	30.9%	3.1%	34.0%	33.5%	5.1%	38.6%

Operating Expenses

	Three months ended June 30,				Three months ended June 30,				Year ended June 30,				Years ended June 30,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Selling and Marketing	$13,076	$7	(E)	$13,083	$14,500	$(498	)(E)	$14,002	$54,372	$(4	)(E)	$54,368	$54,547	$(2,335	)(E)	$52,212
Research and Development	14,687	(128	)(F)	14,559	21,488	(163	)(F)	21,325	66,197	(612	)(F)	65,585	81,287	(1,387	)(F)	79,900
General and Administrative	12,247	(288	)(G)	11,959	15,625	(867	)(G)	14,758	57,726	(2,112	)(G)	55,614	57,672	(5,598	)(G)	52,074
Total	$40,010	$(409)		$39,601	$51,613	$(1,528)		$50,085	$178,295	$(2,728)		$175,567	$193,506	$(9,320)		$184,186

(E)        For the three and twelve months ended June 30, 2013, less than $0.1 million charge for property, plant and equipment revaluation. For the three and twelve months ended June 30, 2012, $0.5 million and $2.3 million, respectively, of charges primarily due to employee severance, integration and retention expenses.

(F)         For the three and twelve months ended June 30, 2013: less than $0.1 million and $0.3 million due to retention expenses from the acquisition of Morphormics, and $0.1 million and $0.3 million due to property, plant and equipment revaluation from acquisition of TomoTherapy. For the three and twelve months ended June 30, 2012, less than $0.1 million and $1.2 million charges due to employee severance, integration and retention expenses and $0.1 million and $0.2 million due to property, plant and equipment revaluation from acquisition of TomoTherapy.

(G)       For the three and twelve months ended June 30, 2013:  $-0- and $0.3 million charge primarily due to employee severance from the acquisition of Morphormics, $-0- and $0.5 million related to employee severance and retention due to consolidation of European offices, and $0.3 million and $1.3 million due to property, plant and equipment revaluation due to the acquisition of TomoTherapy. For the three and twelve months ended June 30, 2012, $0.2 million and $2.4 million charge due to employee severance and retention expenses, $0.2 million and $1.3 million charge related to preparation for integration of work forces and operations, and $0.5 million and $1.9 million charge for property, plant and equipment revaluation.

Net loss attributable to Stockholders

	Three months ended June 30,				Three months ended June 30,				Year ended June 30,				Years ended June 30,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Loss From Operations	$(12,725)	$2,506	(H)	$(10,219)	$(15,123)	$5,030	(H)	$(10,093)	$(80,655)	$12,697	(H)	$(67,958)	$(56,234)	$26,847	(H)	$(29,387)
Other Expense, net	(4,284)	1,110	(I)	(3,174)	(4,447)	1,007	(I)	(3,440)	(13,133)	3,640	(J)	(9,493)	(12,521)	3,596	(I)	(8,925)
Provision For Income Taxes	1,706	—		1,706	443	—		443	3,573	—		3,573	2,595	—		2,595
Loss from Continuing Operations	$(18,715)	$3,616		$(15,099)	$(20,013)	$6,037		$(13,976)	$(97,361)	$16,337		$(81,024)	$(71,350)	$30,443		$(40,907)

Loss from operations of a discontinued variable interest entity	—	—		—	(1,633)			(1,633)	(3,505)	—		(3,505)	(7,103)	—		(7,103)

Impairment of indefinite lived intangible asset of discontinued variable interest entity	—	—		—	—	—		—	(12,200)	12,200	(K)	—	—	—		—

Loss from deconsolidation of a variable interest entity	—	—		—	—	—		—	(3,442)	3,442	(L)	—	—	—		—
Loss from discontinued operations, net of tax	$—	$—		$—	$(1,633)	$—		$(1,633)	$(19,147)	$15,642		$(3,505)	$(7,103)	$—		$(7,103)

Loss from discontinued operations attributable to noncontrolling interest	—	—		—	(1,382)	—		(1,382)	(13,289)	10,323	(M)	(2,966)	(6,411)	—		(6,411)
Loss from discontinued operations attributable to stockholders	$—	$—		$—	$(251)	$—		$(251)	$(5,858)	$5,319		$(539)	$(692)	$—		$(692)

Net Loss Attributable to Stockholders	$(18,715)	$3,616		$(15,099)	$(20,264)	$6,037		$(14,227)	$(103,219)	$21,656		$(81,563)	$(72,042)	$30,443		$(41,599)

(H)       Represents impact of all adjustments (A) through (G) on loss from operations.

(I)            Represents non-cash interest expense arising from the accretion of interest expense on the long-term debt.

(J)            Includes $4.3 million of non-cash interest expense arising from the accretion of interest expense on the long-term debt, offset by $0.7 million gain on previously held equity interest due to the acquisition of Morphormics.

(K)       Represents the impairment charges related to the write-down of the in-process research and development (IPR&D) asset based on results of research and development work carried out by CPAC, a variable interest entity deconsolidated by the Company during the three months ended December 31, 2012.

(L)         Represents loss from deconsolidation of CPAC.

(M)     Represents the noncontrolling portion of the $12.2 million impairment charge related to the write-down of the IPR&D asset based on results of research and development work carried out by CPAC, a variable interest entity deconsolidated by the Company during the three months ended December 31, 2012.

Loss per share attributable to stockholders

	Three months ended June 30,			Three months ended June 30,			Year ended June 30,			Years ended June 30,
	2013	2013	2013	2012	2012	2012	2013	2013	2013	2012	2012	2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Basic and diluted - continuing operations	$(0.25)	$0.05	$(0.20)	$(0.28)	$0.08	$(0.20)	$(1.33)	$0.23	$(1.11)	$(1.01)	$0.43	$(0.58)

Basic and diluted - discontinued operations	$—	$—	$—	$(0.00)	$0.00	$0.00	$(0.08)	$0.07	$(0.01)	$(0.01)	$—	$(0.01)

Basic and diluted - net loss	$(0.25)	$0.05	$(0.20)	$(0.28)	$0.08	$(0.20)	$(1.41)	$0.30	$(1.12)	$(1.02)	$0.43	$(0.59)

Weighted average common shares used in computing loss per share	74,270	—	74,270	71,473	—	71,473	73,281		73,281	70,887		70,887